EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the filing of Post Effective Amendment No. 2 to Form S-1 we hereby consent to the inclusion of our report dated March 8, 2010, accompanying the financial statements of Healthmed Services Ltd. for the years ended December 31, 2009 and 2008 and for the period from September 14, 2000 (date of inception) through December 31, 2009 and to the reference to our Firm under the caption “Experts” in the Prospectus.

Gruber & Company, LLC
/s/ Gruber & Company LLC
 Lake Saint Louis, Missouri
July 23, 2010